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                                                                    EXHIBIT 10.2

                            NONCOMPETITION AGREEMENT
                            ------------------------


         THIS NONCOMPETITION AGREEMENT (the "Agreement") is entered into as of this 1st day of April, 1999, between and among New Horizons Computer Learning Center of Sacramento, Inc., a Delaware corporation ("New Horizons"), New Horizons Computer Learning Centers, Inc., a California corporation ("NHCLC"), John Xepoleas ("Shareholder"), X-Tech Incorporated, d/b/a "New Horizons Computer Learning Center," a California corporation ("X-Tech"), and Northwestern Technical College, Inc., a California corporation ("NTC").

                                    RECITALS
                                    --------

         A. New Horizons, Shareholder, X-Tech, NTC and NHCLC are parties to that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which New Horizons is purchasing substantially all of the assets and goodwill of the computer training business conducted by X-Tech and X-Tech is terminating its relationship as a franchisee of NHCLC.

         B. Shareholder is the sole shareholder of X-Tech and, as such, will directly benefit from the consummation of the transactions contemplated in the Purchase Agreement.

         C. Shareholder is a majority shareholder of NTC, which conducts a business similar to the Business, but which is directed primarily at students under certain vocational and retraining programs.

         D. The business conducted by NTC is not being purchased by New Horizons, and Shareholder and NTC intend to continue to conduct such business.

         E. Subject to the limitations herein set forth, New Horizons is willing to permit NTC and Shareholder to continue to conduct such business notwithstanding that such business is competitive, in certain respects, with the business acquired from X-Tech.

         F. It is a condition to the consummation of the transactions contemplated in the Purchase Agreement that X-Tech, Shareholder and NTC enter into this Agreement with New Horizons.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Shareholder, X-Tech and NTC, the parties agree as follows:

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1. DEFINITIONS.

     The  following terms shall have the following meanings:

     1.1 "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     1.2 "Company" means New Horizons and any Affiliate of New Horizons.

     1.3 "Confidential Information" means information of any type, not generally known, about (i) the computer training business, processes, services and products described in either the Franchise Agreements or the Franchise Manuals or otherwise derived primarily from X-Tech's and/or Shareholder's relationship with Franchisor, and (ii) quotations, purchasing, accounting, sales, marketing, or pricing, including financial or business planning information, financial statements and forecasts, business plans, product pricing information and customer and supplier lists, and marketing programs and methods of Company (including the information acquired from X-Tech).

     1.4 "Franchise Agreements" means collectively, (i) that certain Franchise Agreement dated September 15, 1992 between Compulearn Computer Services a/k/a X-Tech, Inc. and New Horizons Franchising, Inc., a/k/a NHCLC, and (ii) that certain Franchise Agreement dated November 10, 1995 between X-Tech and New Horizons Franchising, Inc., a/k/a NHCLC.

     1.5 "Franchise Manuals" means any and all manuals distributed by the Franchisor to X-Tech or Shareholder, including but not limited to, the Confidential Operations Manual, the General Manager Manual, the Account Executive Manual, the Customer Service Manual, the Instructor Manual, the Operations Manager Manual, the Quality Assurance Manual, the Sales Manager Manual, the Train the Trainer Manual and the Training Manager Manual.

     1.6 "Franchisor" means NHCLC f/k/a New Horizons Franchising, Inc. including any successors, assigns or Affiliates thereof).

     1.7 "Person" means any natural person, corporation, partnership, limited liability corporation, joint venture, unincorporated association, sole proprietorship, or other entity utilized for conducting business.

2. CONFIDENTIAL INFORMATION.

         Neither X-Tech, NTC, Shareholder nor any Affiliate thereof shall disclose to any unauthorized Persons or use for his/its own account or for the benefit of any third party any Confidential Information without New Horizons' prior written consent.

3. NON-COMPETITION.

     3.1 Neither X-Tech, NTC, Shareholder nor any successor, assign or Affiliate thereof shall, directly or indirectly, for the period commencing on the Closing Date (as defined in the Purchase Agreement) and terminating on October 1, 2002 (the "Restricted Period"), accept employment with or render computer training services to any Person, including any customer of

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Company which is engaged in the business of Company, or any franchisee of
Company, or otherwise participate in any business whether as a shareholder, partner, joint venturer, sole proprietor, director, trustee, officer, employee, agent, consultant, independent contractor, or otherwise which is engaged in the business of Company within a fifty (50) mile radius of any office of Company or any of its franchisees then in operation; PROVIDED, however, that NTC and Shareholder, solely on behalf of NTC, shall be permitted to provide computer training services in the counties listed on EXHIBIT A attached hereto to the following categories of students: (i) individuals whose tuition and fees are paid or funded pursuant to Title IV of the Department of Education, Higher Education Act ("Title IV"); (ii) individuals who (a) would otherwise qualify for Title IV but for their failure to satisfy the financial requirements thereunder, and (b) are unemployed or work less than 20 hours a week (each of the foregoing
(i) and (ii) are referred to for purposes of this Agreement as "Vocational Programs"); (iii) individuals who are eligible to receive training under the Job Training Partnership Act Title III; (iv) individuals whose tuition and fees are paid through Private Industry Councils; (v) individuals participating in vocational rehabilitation programs pursuant to the State of California's Worker's Compensation Statutes; (vi) individuals participating in vocational rehabilitation programs funded by the Department of Veteran's Affairs; (vii) individuals whose tuition and fees are paid pursuant to California Government Code Section 13695; (viii) individuals whose tuition and fees are funded pursuant to the Workforce Investment Act; or (ix) individuals whose tuition and fees are paid or funded by the Bureau of Indian Affairs (each of the foregoing
(iii) - (ix) are collectively referred to as "Retraining Programs"). Notwithstanding the foregoing clauses (i) - (ix) of the preceding sentence, neither Shareholder nor NTC shall be permitted to provide instructor led computer training services pursuant to a Vocational or Retraining Program which
(x) is less than twelve (12) weeks in duration, (y) exceeds four and one-half (4 1/2) hours of instruction per day, or (z) which does not strictly adhere to any applicable standard issued by the state or federal agency administering such Vocational Program or Retraining Program. Each of X-Tech, Shareholder and NTC (including any successor, assign or Affiliate of the foregoing) acknowledges and agrees that neither X-Tech, Shareholder, NTC nor any Affiliate thereof shall, during the Restricted Period, provide any computer training services to or for any corporation, partnership, limited liability company, business, commercial enterprise or governmental agencies.

     3.2 The Company shall not, directly or indirectly, during the Restricted Period render computer training services to those students who are categorized by Vocational Programs hereunder in the counties identified on EXHIBIT A.

     3.3 On or before October 1, 2000, Shareholder, X-Tech, NTC and all Affiliates thereof shall have ceased doing business with, and shall no longer be associated in any way, directly or indirectly, with any Person which is a Microsoft Certified Technical Education Center or a Novell Authorized Education Center. Notwithstanding the foregoing, Shareholder, X-Tech, NTC and any Affiliate thereof shall be permitted to become either a Microsoft Authorized Academic Training Partner or a Novell Education Academic Partner or both.

4. NON-SOLICITATION; NON-INTERFERENCE.

     4.1 Neither X-Tech, NTC, Shareholder nor any Affiliate thereof shall, at any time hereafter, directly or indirectly, individually or on behalf of any Person, solicit or induce or assist in any manner in the solicitation or inducement of any then employee of Company or any


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franchisee to render services to or for their respective benefit or that of another Person, except that X-Tech, NTC or Shareholder shall be permitted to solicit and offer Saul Kemble employment.

     4.2 The Company shall not, at any time hereafter, directly or indirectly, individually on behalf of any person, solicit or induce or assist in any manner in the solicitation or inducement of any then employee of X-Tech, NTC or Shareholder to render services to or for their respective benefit or that of another person.

     4.3 Neither X-Tech, NTC, Shareholder nor any Affiliate thereof, shall, at any time hereafter, directly or indirectly, individually or on behalf of any Person, solicit or induce any customer, franchisee, supplier, or other Person having a contractual or business relationship with Company or any franchisee of Company to terminate or otherwise alter such relationship, or in any other manner interfere with such relationship, or interfere with any prospective business relationship or advantage which Company has with any Person.

     4.4 The Company shall not, at any time hereafter, directly or indirectly, individually or on behalf of any person, solicit or induce any customer, franchisee, supplier or other person having a contractual or business relationship NTC to terminate or otherwise alter such relationship, or in any other manner interfere with such relationship, or interfere with any prospective business relationship or advantage which NTC has with any Person.

5. ROYALTIES.

     In consideration of Company's willingness to permit NTC to continue to provide computer training under Retraining Programs in accordance herewith, and the substantial benefits previously derived by X-Tech, NTC and Shareholder from X-Tech's having been a franchisee of NHCLC, NTC shall pay NHCLC a Royalty and Advertising Fee in accordance with EXHIBIT B attached hereto. Such payments shall be made until the first month following a three (3) consecutive month period in which eighty (80%) percent of the monthly student enrollment at NTC consists of students funded by Title IV of the Department of Education, Higher Education Act. Shareholder shall cause NTC to maintain full, true and accurate books of accounts and other records, containing all information and data which may be necessary to ascertain and verify the Royalty and Advertising Fee payable hereunder. NHCLC shall have the right from time to time (not to exceed twice in any twelve month period) to inspect, or to have a mutually acceptable accountant inspect, such books, records and supporting data to confirm the accuracy of the Royalty and Advertising Fees. In such event, the fees and expenses of such accountant shall be shared equally by the parties.

6. GENERAL PROVISIONS.

     6.1 This Agreement and the rights and obligations of each party hereunder shall be binding upon and shall inure to the benefit of the respective successors, assigns, heirs or legal representatives of each of the parties hereto, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; provided, however, that New Horizons may assign this Agreement


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and its rights, interests and obligations hereunder to any of its Affiliates without the prior written consent of the other parties hereto.

     6.2 In the event of the unenforceability or invalidity of any section or provision of this Agreement, such section or provision shall be enforceable in part to the fullest extent permitted by law, such invalidity or unenforceability shall not otherwise affect any other section or provision of this Agreement, and this Agreement shall otherwise remain in full force and effect.

     6.3 This Agreement and the Purchase Agreement constitute the entire agreement with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements with respect thereto.

     6.4 This Agreement may be amended only by an agreement in writing between the parties.

     6.5 This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions of any state. The courts of the same shall have jurisdiction over disputes arising from this agreement and each of the parties hereby waive all objections to such jurisdiction.

     6.6 X-Tech, NTC and Shareholder agree that money damages alone will not be a sufficient remedy for any breach of the provisions of this Agreement by any of them, and that in addition to all other remedies Company may have, Company shall be entitled to specific performance, injunctive or such other equitable relief determined appropriate by a court of competent jurisdiction, and X-Tech, NTC and Shareholder waive the securing or posting of any bond in connection with such remedy.

     6.7 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                            [Signature page follows]




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EACH OF THE UNDERSIGNED HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS
IT. EACH OF THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT IT/HE HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF ITS/HIS CHOICE WITH REGARD TO THE TERMS OF THIS AGREEMENT. FINALLY, EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT EXECUTION OF THIS AGREEMENT IS ITS/HIS FREE ACT AND DEED AND THAT IT/HE HAS BEEN FURNISHED WITH A COPY THEREOF.

         Signed at Sacramento, California, this 1st day of April 1999.



NEW HORIZONS COMPUTER LEARNING              X-TECH INCORPORATED
  CENTER OF SACRAMENTO, INC.
/s/ Robert S. McMillan                      /s/ John Xepoleas
------------------------------              ------------------------------
By:      Robert S. McMillan                 By:      John Xepoleas

Its:     Chief Financial Officer            Its:     President


NEW HORIZONS COMPUTER LEARNING              NORTHWESTERN TECHNICAL
  CENTERS, INC.                             COLLEGE, INC.

/s/ Robert S. McMillan                      /s/ Glenn LaLiberte
-----------------------------               ------------------------------
By:      Robert S. McMillan                 By:      Glenn LaLiberte

Its:     Chief Financial Officer            Its:     President

                                            /s/ John Xepoleas
                                            -----------------------------
                                            John Xepoleas



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                                    EXHIBIT A
                                    ---------


LIST OF  CALIFORNIA COUNTIES:

Alameda                Humboldt              Nevada               Sierra
Alpine                 Lake                  Placer               Siskiyou
Amador                 Lassen                Plumas               Solano
Butte                  Madera                Sacramento           Sonoma
Calaveras              Marin                 San Francisco        Stanislaus
Colusa                 Mariposa              San Joaquin          Sutter
Contra Costa           Mendocino             San Mateo            Tehama
Eldorado               Merced                Santa Clara          Trinity
Frenso                 Modoc                 Santa Cruz           Yolo
Glenn                  Napa                  Shasta               Yuba



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                                    EXHIBIT B
                                    ---------

1. ROYALTY:

Effective the date of this Agreement, NTC shall pay to New Horizons a royalty equal three percent (3%) of all Gross Revenues (as defined below) derived from Retraining Programs (the "Royalty").

The Royalty must be received by NHCLC on or before the 15th day (or if said day is a bank holiday, on the next business day) of each month during the term of this Agreement.

2. ADVERTISING FEE:

Effective on the date of this Agreement, NTC shall pay to New Horizons a Marketing and Advertising Fee equal to one percent (1%) of NTC's Gross Revenues derived from the Retraining Programs (the "Advertising Fee").

The Advertising Fee must be received by NHCLC on or before the 15th day (or if said day is a bank holiday, on the next business day) of each month during the term of this Agreement.

DEFINITION OF GROSS REVENUES:

"Gross Revenues" shall be computed on an accrual basis in accordance with GAAP, regardless of the method, timing, or form of payment. Accordingly, the following accounting procedures will apply:

- The sale of retraining program packages ("Programs"), individual sales of courseware or tests to students, shall be accrued as of the date the student begins the first day of class, or takes possession of the courseware or test.

- In the event a Program is to be completed over a period exceeding one month, the initial sale of the Program shall be deferred for accounting purposes, and amortized over the Program completion period. For example, if the CNE/NT Program is to be completed over five months, then the revenue will be recognized ratably over those five months. The first month of revenue recognition will be that month in which the student begins the first day of class. This revenue recognition methodology is conceptually consistent with that employed by New Horizons.

- Refunds that arise from student terminations, returns of unused materials or tests, or other circumstances shall be recorded against the related revenue accounts; and therefore will reduce Gross Revenues.

Interest income, and gain or loss on the disposal of assets (except for the sale of courseware) shall be excluded from Gross Revenues.

A student's purchase of a Program, or other products sold by NTC, shall be accrued and accounted for according to the methodology described above when the student begins the first



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day of class at NTC or takes possession of the item being purchased. This applies regardless of how or when the student pays for the Program or item; and includes all forms of consideration including cash, credit card, trade for services or products, execution of a promissory note, etc. In the event the student's "payment" is in the form of services or items of value, the related revenue shall be determined according to the fair market value of the service or item, and/or the face value of any promissory note.




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